UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

THERMON GROUP HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive
San Marcos, Texas 78666
(Address of principal executive offices) (zip code)

(512) 396-5801
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2015, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Thermon Group Holdings, Inc. (the "Company") approved a $200,000 cash award to Rodney Bingham, President and Chief Executive Officer of the Company, to be paid on July 30, 2016. The cash award is in lieu of any equity compensation for the fiscal year ending March 31, 2016 and is conditioned upon Mr. Bingham's continued service to the Company, as an employee or an independent contractor, through the date of payment.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Three proposals were submitted to a vote of the Company's stockholders at the annual meeting of stockholders of the Company held on July 30, 2015 (the "2015 Annual Meeting"). The final voting results for each proposal are set forth below.

(1)	The following individuals were elected to serve on the Company's Board of Directors until the next annual meeting of stockholders:

	DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
	Rodney L. Bingham	28,763,406	415,023	1,151,831
	Marcus J. George	28,287,175	891,254	1,151,831
	Richard E. Goodrich	28,763,606	414,823	1,151,831
	Kevin J. McGinty	28,763,606	414,823	1,151,831
	John T. Nesser, III	28,548,535	629,894	1,151,831
	Michael W. Press	28,466,244	712,185	1,151,831
	Stephen A. Snider	28,548,635	629,794	1,151,831
	Charles A. Sorrentino	28,548,485	629,944	1,151,831

(2)	The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016:

	FOR	30,315,359
	AGAINST	13,190
	ABSTENTIONS	1,711
	BROKER NON-VOTES	—

(3)	The Company's stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as described in the proxy statement:

	FOR	28,759,728
	AGAINST	382,418
	ABSTENTIONS	36,283
	BROKER NON-VOTES	1,151,831

Item 8.01.	Other Events.

Thermon Heat Tracing Services - I, Inc., a wholly-owned, indirect subsidiary of the Company, acquired 100% of the equity interests of Industrial Process Insulators, Inc. ("IPI"), effective July 31, 2015 (the "Transaction"). IPI, headquartered in Port Neches, Texas, provides insulation applications for industrial piping, equipment and tanks as well as the installation of instrument tubing, steam tracing and pre-insulated tubing.

The consideration paid was $21,750,000 in cash at the closing of the Transaction (the "Closing"), subject to customary working capital adjustments, which was funded using a combination of cash on hand and borrowing under the Company’s revolving credit facility. The purchase price implies a multiple of approximately 6x IPI’s unaudited TTM EBITDA (as adjusted to exclude certain compensation paid to the former equity owners of IPI that is not expected to recur).

A copy of the press release issued by the Company regarding the Transaction on August 5, 2015 is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Thermon on August 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2015	THERMON GROUP HOLDINGS, INC.

	By:	/s/ Jay Peterson
	Name:	Jay Peterson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Thermon on August 5, 2015.